News Release	November 12, 2009

FSI ANNOUNCES RECORD THIRD QUARTER AND 9 MONTH FINANCIAL RESULTS

Conference call scheduled for Friday Nov. 13th, 11:00am Eastern time, 8:00am Pacific Time

See dial in number below

VICTORIA, BRITISH COLUMBIA, Nov 12, 2009 – FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE AMEX: FSI, FRANKFURT: FXT), a developer and manufacturer of biodegradable and environmentally safe, water and energy conservation technology, as well as anti-scalant and crop nutrient enhancement products, today announces financial results for the Third quarter (Q3) ended Sept. 30, 2009.

Mr. Daniel B. O’Brien, CEO, states, “This quarter marked a significant reversal in FSI’s revenue trend for 2009. The effect of the recent recession on the Company’s revenue was swift, negatively affecting first and second quarters of 2009. The higher revenue number for Q3 was the result of increased sales in all product lines. The Q3, 2009 sales figure is now the largest sales number produced in a third quarter in the history of the Company. If not for the expensing of new factory construction and development costs ($212,077) and interest expense ($17,217), expenses not related to current operating activities, Flexible Solutions would have posted a positive net income from operations for the quarter. FSI also paid income tax during Q3 of $71,000 as a result of alternative minimum tax requirements.” Mr. O’Brien continues, “I am very pleased with our financial and new production progress.”

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Sales in the third quarter (Q3), were $2,448,994, up 17% when compared to sales of $2,097,351, in the corresponding period a year ago. The result was a GAAP accounting net loss of $161,682, or $0.01 per basic weighted average shares for Q3, 2009, compared with a net income of $144,429, or $0.01 per basic weighted average share, in Q3, 2008.

•	Basic weighted average shares used in computing per share amounts in Q3 were 13,962,567 for 2009 and 14,057,467 for 2008.

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Non-GAAP operating cash flow: For the 9 months ending Sept. 30, 2009, net income reflects $500,470 of non-cash charges (depreciation and stock option expenses), non-cash judgment from a lawsuit (return and cancelation of 100,000 outstanding common shares) of $80,000, new factory construction and development costs of $576,544, and an alternative minimum income tax expense of $71,183. These items are either non-cash items or items not related to operations or current operating activities. When these items are removed, the Company shows operating cash flow of $558,443, or $0.04 per weighted average share. This compares with operating cash flow of $1,896,931, or $0.13 per share, in the corresponding 9 months of 2008 (see the table that follows for details of these calculations).

The sugar to aspartic acid factory in Alberta, Canada is moving toward production. The opening ceremony for the factory took place September 18th. Attaining full production from this facility will take a few months given the nature of biomass production. The output will be shipped to the Company’s Illinois factory for conversion into thermal polyaspartate (TPA). The plant was completed on budget.

Heatsavr sales continue to recover as a result of not only higher energy costs and higher water costs but also because the swimming pool industry is starting to restock empty shelves. Heatsavr reduces energy costs by reducing evaporation of warm swimming pool water.

The NanoChem division continues to contribute substantially to sales and cash flow and, new opportunities are unfolding to further increase sales in this division. NanoChem sales have been less seasonal than those of our WaterSavr and Flexible Solutions Ltd divisions. This has lead to less volatility in total revenue figures quarter over quarter. However, in the future, Q1 and Q2 sales may be much larger than sales in Q3 and Q4. This is due to potential growth in agricultural product sales, sales which tend to occur in Q1 and Q2. (TABLE FOLLOWS)

* CEO, Dan O’Brien has scheduled a conference call for 11:00am EST, 8:00am PST, Friday Nov. 13th to discuss the financials. Call 1-480-629-9771 (or 1-800-762-8779) just prior to the scheduled call time. The conference call title, “Third Quarter Financials,” may be requested. *

The above information and following table contains supplemental information regarding income and cash flow from operations for the 3 & 9 months respectively ended Sept 30, 2009 and 2008. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the non-GAAP financial measures is as follows:

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Consolidated Statement of Operations

For 3 Months Ended Sept. 30 (9 Months Operating Cash Flow)

(Unaudited)

	3 months ended Sept. 30
	2009		2008
Revenue	$2,448,994		$2,097,351
Net income (loss) GAAP	$(161,682)		$144,429
Net income (loss) per common share – basic. GAAP	$(0.01)		$0.01
3 month weighted average shares used in computing per share amounts – basic. GAAP	13,962,567		14,057,567
	9 month Operating Cash Flow Ended Sept. 30
Operating Cash flow (9 months). NON-GAAP	$(18,101	) a	$1,389,351	b
Operating Cash flow excluding non-operating items and items not related to current operations (9 months). NON-GAAP	$558,443	c	$1,896,931	d
Operating Cash flow per share excluding non-operating items and items not related to current operations (9 months) – basic. NON-GAAP	$0.04	c	$0.13	d
Non-cash Adjustments (9 month)	$420,474	e	$589,530	f
9 month basic weighted average shares used in computing per share amounts – basic GAAP	14,028,313		14,057,567

Notes: certain items not related to operations or current operating activities of the Company have been excluded from net income as follows:

a NON-GAAP amounts exclude certain non-cash items (depreciation and stock option expenses - $500,470) and recapture of past non-cash expense (judgment from lawsuit and return and cancellation of 100,000 common shares -$80,000), as well as interest income, and alternative minimum income taxes charged in Q3 of $71,183. This is a 9 month number as per financials.

b NON-GAAP amounts exclude certain non-cash items (depreciation and stock option expenses - $589,530) and interest income of $2,405. This is a 9 month number as per financials.

c NON-GAAP amounts exclude certain non-cash items (depreciation and stock option expense - $500,470) and recapture of past non-cash expense (judgment from lawsuit resulting in return and cancellation of 100,000 common shares -$80,000), as well as, certain items not related to operations or current operating activities; new factory construction and development costs and related interest expense ($576,544), and alternative minimum tax expense charged in Q3 ($71,183)

c NON-GAAP amounts exclude certain non-cash items (depreciation and stock option expense - $589,530) as well as, items not related to operations or current operating activities; interest income ($2,405), loss on sale of equipment ($29,026), write down of equipment ($41,440) and, new factory construction and development costs ($437,114).

e NON-GAAPamount represents depreciation, stock option expenses and recapture of past non-cash expense (a judgment from a lawsuit which resulted in return and cancellation of 100,000 common shares of the Company).

f NON-GAAP amount represents depreciation and stock option expenses.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements.  Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties.  These forward-looking statements may be impacted, either positively or negatively, by various factors.  Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Flexible Solutions International

615 Discovery Street, Victoria, BC V8T 5G4 CANADA

Contact	Flexible Solutions International – Head Office Jason Bloom Tel: 250-477-9969 Tel: 800.661.3560 Email: Info@flexiblesolutions.com

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